EXHIBIT 21


                          SUBSIDIARIES OF INTERFACE, INC.



                                             Jurisdiction of
     Subsidiary                                Organization

Interface Americas, Inc.                     Georgia (USA)
Interface Flooring Systems, Inc.             Georgia (USA)
Interface Research Corporation               Georgia (USA)
Rockland React-Rite, Inc.                    Georgia (USA)
Pandel, Inc.                                 Georgia (USA)
Interface Asia-Pacific, Inc. <F1>            Georgia (USA)
Interface Service Management, Inc. <F2>      Georgia (USA)
Invision Carpet Systems, Inc. <F3>           Georgia (USA)
Macroseptic Systems, Inc.                    Georgia (USA)
Bentley Mills, Inc.                          Delaware (USA)
Interface Europe, Inc.                       Delaware (USA)
Guilford of Maine, Inc.                      Delaware (USA)
Guilford (Delaware), Inc.                    Delaware (USA)
Hydro Projects North, Inc.                   Delaware (USA)
Interface International (Barbados), Inc.     Barbados
Interface Flooring Systems (Canada), Inc.    Canada
Guilford of Maine (Canada), Inc.             Canada
Guilford of Maine (U.K.), Ltd.               United Kingdom
Interface of Europe, Ltd <F4>                United Kingdom
Interface Europe B.V. <F5>                   Netherlands

___________________________
[FN]
<F1>  Interface Asia-Pacific, Inc. is the parent of six subsidiaries organized and operating in Australia, Japan, Hong Kong and Singapore.

<F2> Interface Service Management, Inc. is 50% owned by Interface Flooring
     Systems, Inc. (a wholly-owned subsidiary of Interface, Inc.).

<F3> Invision Carpet Systems, Inc. is 85% owned by Interface Flooring Systems,
     Inc. (a wholly-owned subsidiary of Interface, Inc.)

<F4> Interface Europe, Ltd. (formerly Interface Flooring systems, Ltd.) is the parent of three subsidiaries organized and operating in the United Kingdom and Hong Kong.

<F5> Interface Europe B.V. (formerly Interface Heuga B.V.) is the parent of six subsidiaries organized and operating in the Netherlands, and 11 subsidiaries organized and operating outside of the Netherlands and the United States.